As filed with the Securities and Exchange Commission on June 11, 2008

File No. 333-151310

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARGYLE SECURITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1540	20-3101079
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

200 Concord Plaza, Suite 700

San Antonio, TX 78216

(210) 828-1700

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Bob Marbut

Chairman and Co-Chief Executive Officer

Argyle Security, Inc.

200 Concord Plaza, Suite 700

San Antonio, TX 78216

(210) 828-1700

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Mitchell S. Nussbaum, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

(212) 407-4000

Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
		Maximum		Maximum
Title of Each Class of	Amount Being	Offering Price		Aggregate	Amount of
Security Being Registered	Registered(1)	Per Security		Offering Price	Registration Fee
Shares of common stock, par value $.0001 per share(3)	1,180,000	$6.45	(2)	$7,611,000	$299.11	(8)
Shares of common stock, par value $.0001 per share(4)	192,500	$10.00	(5)	$1,925,000	$75.65	(8)
Shares of common stock, par value $.0001 per share(6)	112,500	$8.00	(7)	$900,000	$35.37	(8)
Total	1,485,000			$10,436,000	$410.13	(8)

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of common stock offered hereby also include such presently indeterminate number of shares of the Registrant’s common stock as shall be issued by the Registrant to the selling stockholders named in this registration statement as a result of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933 based on average high and low price of the common stock as quoted through the Over-The-Counter Bulletin Board on May 27, 2008.

(3) Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

(4) Represents shares of the Registrant’s common stock underlying promissory notes and being registered for resale by the selling stockholders named in this registration statement.

(5) Estimated based on the conversion price of the promissory notes in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(6) Represents shares of the Registrant’s common stock underlying warrants being registered for resale by the selling stockholders named in this registration statement.

(7) Estimated based on the conversion price of the warrants in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(8) Previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form S-1 is being filed solely for the purposes of amending Item 16 of Part II of the Registration Statement and to file the exhibits indicated in such Item.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

SEC Registration fee	$410
Accounting fees and expense	25,000
Printing and engraving expenses	15,000
Legal fees and expenses	25,000
Miscellaneous	1,000
Total	$66,410

Item 14. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

The Registrant’s amended and restated certificate of incorporation provides that no director of the Corporation shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision of the Registrant’s amended and restated certificate of incorporation shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision of the Registrant’s amended and restated certificate of incorporation shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Registrant existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Bylaws. The Registrant’s bylaws provide for the indemnification of the officers and directors of the Registrant to the fullest extent permitted by the DGCL. The bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss, including, without limitation, attorneys’ fees, incurred by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be or not opposed to the best interests of the Registrant and had no reason to believe that such person’s conduct was illegal.

Insurance. The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Indemnification Agreements. The Registrant has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Registrant’s directors and executive officers to the fullest extent permitted by the DGCL against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Registrant or in its right, arising out of such person’s services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provided services at the Registrant’s request.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following securities without registration under the Securities Act:

Number of
Stockholders	Shares
Argyle Joint Venture	296,875
Argyle New Ventures, L.P	296,875
Ron Chaimovski	296,875
John J. Smith	46,875

Such shares were issued on June 23, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 or $0.027 per share. No underwriting discounts or commissions were paid with respect to such sales.

On July 13, 2005, the aforementioned stockholders were issued options to purchase such additional number of shares as would maintain their respective percentage ownership in the event the underwriters’ over-allotment option is exercised. The maximum number of shares that each existing stockholder can purchase pursuant to this option is:

Maximum
Number
Stockholders	of Shares
Argyle Joint Venture	43,047
Argyle New Ventures, L.P	43,047
Ron Chaimovski	43,047
John J. Smith	6,797

The exercise price of these options was $0.027 per share. Such options were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were issued to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to such options.  On February 1, 2006 18,761 of the aforementioned options were exercised and the remaining options expired unexercised.

On September 23, 2005, Messrs. Marbut and Chaimovski, along with their affiliated entities, transferred an aggregate of 70,313 of their shares and a pro rata portion of their over-allotment options to Wesley Clark in connection with his appointment to the board of directors.

On January 24, 2006, we sold 125,000 units to Ron Chaimovski and Argyle New Ventures, L.P. for an aggregate purchase price of $1,000,000, or $8.00 per unit. Each unit consists of one share of common stock and a warrant to purchase one share of common stock, exercisable at $5.50 per share. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to sophisticated, wealthy individuals. We paid Rodman & Renshaw, LLC a placement fee of $60,000 in connection with this placement.

On January 30, 2006, we sold a warrant to purchase 187,500 units to the two co-managing underwriters in the offering for an aggregate of $100. The exercise price per unit is $8.80, and each unit consists of one share of common stock and a warrant to purchase one share of common stock, exercisable at $5.50 per share. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to the underwriters in our initial public offering. No underwriting discounts or commissions were paid with respect to such securities.

On March 16, 2007, the Company issued 37,500 warrants to 7 accredited investors. The warrants are exercisable at $5.50 per share of common stock and expire on January 24, 2011. The warrants also may be exercised on a net-share basis by the holders of the warrants. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to the sale of such securities.

On July 31, 2007, in connection with the consummation of the acquisition of ISI by Argyle, the stockholders of ISI were issued an aggregate of 1,180,000 shares of common stock of Argyle (valued at approximately $9,180,000). The shares of Argyle’s common stock issued to the ISI stockholders were not registered under the Securities Act in reliance upon the exemption from the registration requirements provided in Section 4(2) of the Securities Act.

On January 25, 2008, the Company granted an aggregate of 85,000 shares of the Company’s restricted common stock to 9 of its executive officers and directors. Shares granted to the directors vested immediately and shares grant to the executive officers vest one-third on December 31 of each of 2008, 2009 and 2010.  The shares of Argyle’s common stock issued to the ISI stockholders were not registered under the Securities Act in reliance upon the exemption from the registration requirements provided in Section 4(2) of the Securities Act.  No fees or commissions were paid in connection with such issuance.

On January 25, 2008, the Company granted stock options to purchase an aggregate of 100,000 shares of the Company’s common stock to 12 employees. The options have a strike price of $7.55 and vest December 31 in three equal tranches on each of 2008, 2009 and 2010.  The shares of Argyle’s common stock issued to the ISI stockholders were not registered under the Securities Act in reliance upon the exemption from the registration requirements provided in Section 4(2) of the Securities Act. No fees or commissions were paid in connection with such issuance.

In 2007, the Company issued 130,000 shares of restricted stock under the 2007 Incentive Plan to 9 of the Company’s officers and directors.  Shares granted to the directors vested immediately and shares grant to the executive officers vest one-third on December 31 of each of 2008, 2009 and 2010.  The shares of Argyle’s common stock issued to the ISI stockholders were not registered under the Securities Act in reliance upon the exemption from the registration requirements provided in Section 4(2) of the Securities Act. No fees or commissions were paid in connection with such issuance.

In 2007, the Company granted options to purchase 125,000 shares of the Company’s common stock 10 employees. The options have a strike price of $7.80 and vest December 31 in three equal tranches on each of 2008, 2009 and 2010.  The shares of Argyle’s common stock issued to the ISI stockholders were not registered under the Securities Act in reliance upon the exemption from the registration requirements provided in Section 4(2) of the Securities Act.  No fees or commissions were paid in connection with such issuance.

On April 23, 2008, we closed on a private placement of 18,750 shares of our Series A Convertible Preferred Stock, for an aggregate purchase price of $15,000,000.  The offering was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act. The units were offered and sold only to “accredited investors,” as that term is defined under Rule 501 of Regulation D.  Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc., served as the exclusive placement agent for the offering and received $900,000 and five year warrants to purchase 112,500 shares of the Company’s common stock at an exercise price of $8.00 per share as a placement fee.  Each of the investors in the offering executed a securities purchase agreement dated as of April 22, 2008.  No form of general solicitation or general advertising was conducted in connection with the sale. Each of the shares of the Company’s Series A Convertible Preferred Stock contains restrictive legends preventing the sale, transfer or other disposition of such Series A Convertible Preferred Stock unless registered under the Securities Act. Any shares of our common stock issued pursuant to the Series A Convertible Preferred Stock shall also contain restrictive legends preventing the sale, transfer or other disposition of such shares unless registered under the Securities Act.

The shares of Argyle’s common stock issued to the ISI stockholders were not registered under the Securities Act in reliance upon the exemption from the registration requirements provided in Section 4(2) of the Securities Act.

Item 16, Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation (13)
3.2	By-laws(1)
3.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (11)
4.1	Specimen Unit Certificate(1)
4.2	Specimen Common Stock Certificate (1)
4.3	Specimen Warrant Certificate(1)
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant(1)
4.5	Form of Unit Purchase Option granted to Rodman & Renshaw, LLC(1)
4.6	Warrant to Purchase Common Stock between the Company and Wesley Clark (7)
4.7	Warrant to Purchase Common Stock between the Company and John J. Smith (7)
4.8	Warrant to Purchase Common Stock between the Company and Bob Marbut (7)
4.9	Warrant to Purchase Common Stock between the Company and Ron Chaimovski (7)
4.10	Warrant to Purchase Common Stock between the Company and Graham Wallis (7)
4.11	Warrant to Purchase Common Stock between the Company and Alan Wachtel (7)
4.12	Warrant to Purchase Common Stock between the Company and Argyle Global Opportunities, L.P. (7)
5.1	Opinion of Loeb & Loeb LLP
10.1	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the pre-offering stockholders (1)
10.2	Form of Registration Rights Agreement among the Registrant and the pre- initial public offering stockholders(1)
10.3	Warrant Clarification Agreement between the Company and American Stock Transfer & Trust Company, dated August 10, 2006 (2)
10.4	Unit Purchase Option Clarification Agreement between the Company and I-Bankers, Inc., dated August 10, 2006 (2)
10.5	Unit Purchase Option Clarification Agreement between the Company and Rodman & Renshaw, LLC, dated August 10, 2006 (2)
10.6	Merger Agreement by and among Argyle Security, Inc., ISI Security Group, Inc. and ISI Detention Contracting, Inc. (4)
10.7	Lease between the Company and Frost National Bank, Trustee For A Designated Trust (5)
10.8	Unit Purchase Agreement between and among ISI Controls, Ltd., Com-Tec Security, LLC, the holders of units in Com-Tec and Jeffery E. Corcoran (9)
10.9	First Amendment to the Lease Agreement between the Company and Frost National Bank, Trustee for a Designated Trust dated January 19, 2007. (12)
10.10	Second Amendment to the Lease Agreement between the Company and Frost National Bank, Trustee for a Designated Trust dated January 18, 2008. (12)
10.11	Guarantee of Lease Agreement dated February 6, 2008 between the Company and Investment Property, Ltd. for the guarantee of ISI’s lease for its facility in San Antonio. (12)
10.12	Asset Purchase Agreement between ISI Detention Contracting Group, Inc, and Peterson Detention Inc. dated as of January 1, 2008 (9)
10.13	Guaranteed Convertible Promissory Note by ISI Detention Contracting Group, Inc. in favor of Peterson Detention Inc. dated as of January 1, 2008 (9)
10.14	Guaranteed Convertible Promissory Note by ISI Detention Contracting Group, Inc. in favor of Peterson Detention Inc. dated as of January 1, 2008 (9)
10.15	Employment Agreement between ISI Detention Contracting Group, Inc. and Michael Peterson dated as of January 1, 2008 (9)
10.16	Employment Agreement between ISI Detention Contracting Group, Inc. and Leonard Peterson dated as of January 1, 2008 (9)
10.17	Note and Warrant Purchase Agreement between ISI Detention Contracting Group, Inc, William Blair Mezzanine Capital Fund III, L.P. and the Guarantors dated October 22, 2004. (12)
10.18

Omnibus First Amendment to Note and Warrant Purchase Agreement between ISI Detention Contracting Group, Inc, William Blair Mezzanine Capital Fund III, L.P. and the Guarantors dated November 1, 2005. (12)

10.19	Omnibus Second Amendment to Note and Warrant Purchase Agreement between ISI Detention Contracting Group, Inc, William Blair Mezzanine Capital Fund III, L.P. and the Guarantors. (12)
10.20	Third Amendment to Note and Warrant Purchase Agreement dated January 2, 2008 by and among ISI, Argyle and the other Guarantors, and William Blair Mezzanine Capital Fund III, L.P. (9)
10.21	Senior Subordinated Promissory Note of ISI issued to William Blair Mezzanine Capital Fund III, L.P., dated January 2, 2008 (9)

10.22	Unsecured Promissory Note by MCFSA, Inc. in favor of Fire Quest, Inc., dated as of January 1, 2008 (9)
10.23	Unit Purchase Agreement by and between ISI Controls, Ltd., the holders of units in Com-Tec and Jeffrey E. Corcoran, as the Seller (10)
10.24	Subordinated Promissory Note by ISI Controls, Ltd. in favor of Jeffrey E. Corcoran and Janell D. Corcoran (10)
10.25	Amended and Restated Loan and Security Agreement by and between ISI Security Group, Inc. and LaSalle Bank National Association (10)
10.26	Amended and Restated Revolving Note by ISI Security Group in favor of LaSalle Bank National Association dated January 23, 2008 (10)
10.27	Term Note by ISI Security Group in favor of LaSalle Bank National Association dated January 23, 2008 (10)
10.28	Amended and Restated Pledge Agreement among ISI Security Group, Inc., its wholly owned subsidiaries and LaSalle Bank National Association dated January 23, 2008 (10)
10.29	Amended and Restated Pledge Agreement among ISI Security Group, Inc., its wholly owned subsidiaries and LaSalle Bank National Association dated January 23, 2008 (10)
10.30	Amended and Restated Continuing Unconditional Guaranty among ISI Security Group, Inc., its wholly owned subsidiaries and LaSalle Bank National Association dated January 23, 2008 (10)
10.31	Note and Warrant Acquisition Agreement between the Company and Wesley Clark (6)
10.32	Note and Warrant Acquisition Agreement between the Company and John J. Smith (6)
10.33	Note and Warrant Acquisition Agreement between the Company and Bob Marbut (6)
10.34	Note and Warrant Acquisition Agreement between the Company and Ron Chaimovski (6)
10.35	Note and Warrant Acquisition Agreement between the Company and Graham Wallis (6)
10.36	Note and Warrant Acquisition Agreement between the Company and Alan Wachtel (6)
10.37	Note and Warrant Acquisition Agreement between the Company and Argyle Global Opportunities, L.P. (6)
10.38	Note made by the Company in favor of Wesley Clark (6)
10.39	Note made by the Company in favor of John J. Smith (6)
10.40	Note made by the Company in favor of Bob Marbut (6)
10.41	Note made by the Company in favor of Ron Chaimovski (6)
10.42	Note made by the Company in favor of Graham Wallis (6)
10.43	Note made by the Company in favor of Alan Wachtel (6)
10.44	Note made by the Company in favor of Argyle Global Opportunities, L.P. (6)
10.45	Second Fully Restated Commercial Lease Agreement by and between Green Wing Management, Ltd. and ISI Security Group, Inc., dated July 31, 2007. (9)
10.46	First Fully Restated Commercial Lease Agreement by and between Green Wing Management, Ltd. and ISI Security Group, Inc., dated July 31, 2002. (9)
10.47	Form of Non-Qualified Option Agreement (9)
10.48	Form of Restricted Stock Agreement (12)
10.49	Form of Incentive Stock Option Agreement (12)
10.50	Sixth Amendment to Loan and Security Agreement by and between LaSalle Bank National Association and ISI Security Group, Inc., dated September 14, 2007. (9)
10.51	Allonge to Second Agreement and Restated Senior Subordinated Promissory Note by and between ISI Security Group, Inc., and William Blair Mezzanine Capital Fund III, LP, dated September 14, 2007. (9)
10.52	Employment Agreement dated October 19, 2004 between Sam Youngblood and Detention Contracting Group, Ltd. (12)
10.53	Employment Agreement dated October 19, 2004 between Don Carr and Detention Contracting Group, Ltd. (12)
10.54	Employment Agreement dated October 19, 2004 between Tim Moxon and Metroplex Control Systems, Inc. (12)
10.55	Employment Agreement dated October 19, 2004 between Mark McDonald and Metroplex Control Systems, Inc. (12)
10.56	Intellectual Property Rights Transfer Agreement dated March 4, 2008 by and between Mark McDonald and ISI Security Group, Inc. (12)
10.57

Assignment and Amendment of Lease effective as of January 1, 2008 by and between CC&E LLC, a California limited liability company (Landlord), Peterson Detention, Inc., a California corporation (Assignor) and ISI Detention Contracting Group, Inc., a California corporation (Assignee) covering 577 North Batavia Street, Orange, California. (12)

10.58

Assignment of Lease effective as of January 1, 2008 by and between SAK Properties, LLC, an Arizona limited liability company (Landlord), Peterson Detention, Inc., a California corporation (Assignor) and ISI Detention Contracting Group, Inc., a Texas corporation (Assignee) covering 990 South Cherry, Tucson, Arizona. (12)

10.59

Lease Agreement dated February 1, 2008 by and between J.J.C. Valley Properties, LLC (Lessor) and ISI Controls, Ltd. (Lessee) covering 3030 East Goodland Drive, City of Appleton, Outagamie County, Wisconsin. (12)

10.60	Lease Agreement dated January 19, 1996 by and between Neil Fielder (Landlord) and ISI Controls, Ltd. (Lessee) as amended, covering 2472 Southwell Drive, Dallas, Callas County, Texas. (12)
10.61

Arapahoe Business Park I Lease Agreement dated as of November 19, 2002 by and between WKB Value Partners (Landlord) and MCFSA, Ltd. (Tenant) covering 7388 South Revere Parkway, Suite 601, Centennial Colorado. (12)

10.62	Industrial Building Lease dated as of December 20, 2006 by and between Carlyle/FR Houston Investors, L.P. (Landlord), and

MCFSA, Ltd. (Tenant) covering 10624 Rockley Road, Houston, Texas 77099. (12)
10.63	Lease dated as of July 31, 2007 by and between Indiana Automation, Inc. (Landlord) and Metroplex (Tenant) covering 8001 East 196th Street, Noblesville, Indiana 46062. (12)
10.64	Commercial Lease dated January 1, 2008 by and between William L. Cavin (Landlord) and MCFSA, Ltd. (Tenant) covering 7823 Fortune Drive, Bexar County, Texas. (12)
10.65

Commercial-Industrial Lease Agreement dated as of February 1, 2008 by and between Investment Properties, Ltd. (Landlord) and ISI Security Group, Inc. (Tenant) covering 12915 Delivery Drive, San Antonio, Texas 78247. (12)

10.66

First Fully Restated Commercial Lease Agreement effective August 1, 2007 by and between Green Wing Management, Ltd. (Lessor) and ISI Controls, Ltd (Lessee) covering 12902 and 12906 Flagship Drive, San Antonio, Bexar County, Texas. (12)

10.67

Second Fully Restated Commercial Lease Agreement effective August 1, 2007 by and between Green Wing Management, Ltd. (Landlord) and ISI Detention Contracting Group, a Texas corporation (Lessee) covering 12903 and 12918 Delivery Drive, San Antonio, Bexar County, Texas. (12)

10.68	Securities Purchase Agreement, dated as of April 22, 2008, among the Company, certain stockholders and purchasers named therein (11)
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP(*)
23.3	Consent of Goldstein Golub Kessler LLP(*)
23.4	Consent of Padgett, Stratemann & Co., L.L.P(*)
23.5	Consent of Clifton Gunderson LLP(*)
24	Power of Attorney (included on page II-6)(*)

(1) Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-124601).

(2) Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

(3) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 14, 2007.

(4) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 8, 2006.

(5) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated April 20, 2006.

(6) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated April 16, 2007.

(7) Incorporated by reference to the Registrant’s current report on Form 8-K dated September 13, 2007.

(8) Incorporated by reference to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2007.

(9) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated January 2, 2008.

(10) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated February 6, 2008.

(11) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated April 25, 2008.

(12) Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

(13) Incorporated by reference to the Registrant’s Proxy Statement filed on July 13, 2007.

(*) Previously filed.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its U.S. counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the day of June 11, 2008.

ARGYLE SECURITY, INC.
By:	/s/ Bob Marbut
Bob Marbut,
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bob Marbut
Bob Marbut	Chairman of the Board and Chief Executive Officer
	(Principal Executive Officer)	June 11, 2008

/s/ Ron Chaimovski*
Ron Chaimovski	Vice Chairman of the Board and
	Co-Chief Executive Officer	June 11, 2008

/s/ Donald F. Neville*
Donald F. Neville	Chief Financial Officer	June 11, 2008

/s/ Wesley K. Clark*
Wesley K. Clark	Director	June 11, 2008

/s/ John J. Smith*
John J. Smith	Director	June 11, 2008

/s/ Lloyd Campbell*
Lloyd Campbell	Director	June 11, 2008

/s/ Walter Klein*
Walter Klein	Director	June 11, 2008

* By	/s/ Bob Marbut
Bob Marbut, Attorney in Fact